Exhibit 99.1

Starz Entertainment Corp. Reports Results for the Third Quarter Ended September 30, 2025

Third Quarter Revenue was $320.9 Million
Third Quarter Operating Loss was $(34.8) Million
Third Quarter Adjusted OIBDA was $21.8 Million

Total Revenue, OTT Revenue, and U.S. OTT Subscriber Growth
U.S. OTT Subscriber Growth of 520,000 YTD and 670,000 YoY
Engagement on STARZ App Reached 12-Month High During Period

Management Reiterates All Previously Provided 2025 Outlook

SANTA MONICA, CA, and VANCOUVER, B.C., November 13, 2025 – STARZ (NASDAQ: STRZ) today reported results for the quarter ended September 30, 2025. This press release includes consolidated financial results for Starz Entertainment Corp.

“STARZ reported a great quarter both operationally and financially, and we expect to continue our momentum to close out 2025,” said STARZ President & CEO Jeffrey Hirsch. “It’s been just six months since we became a standalone public company, and we are set to deliver on our post-separation plan of generating new revenue through content licensing and getting more ownership of series on the network at improved economics. With an incredibly strong slate of originals airing on STARZ over the next year, we have a great opportunity to further scale our core audience of women and underrepresented audiences, while also delivering significant value for shareholders.”

Quarter Ended September 30, 2025 Results
For the quarter ended September 30, 2025, STARZ reported consolidated revenue of $320.9 million and net loss of $(52.6) million or a net loss per share of $(3.15). Operating loss was $(34.8) million and Adjusted OIBDA1 was $21.8 million.

STARZ ended the quarter with $300 million outstanding on its Term Loan A credit facility, $325.1 million in senior unsecured notes and $37.0 million in cash. This resulted in total net debt of $588.1 million. On a trailing twelve-month basis, the company’s total Adjusted OIBDA Leverage Ratio was 3.4x2. STARZ’s $150 million revolving credit facility was undrawn at September 30, 2025.

STARZ ended the quarter with 12.3 million U.S. Over-The-Top (OTT) subscribers, representing a sequential increase of 110,000. Total U.S. subscribers were 17.5 million, a decrease of 130,000 from the prior quarter. This decline was driven by continued pressure on linear subscribers. Including Canada, total North American subscribers were 19.2 million, reflecting a sequential increase of 120,000. Canadian subscribers increased by 250,000 in the quarter due to the resolution of a carriage dispute in Canada that resulted in the reinstatement of linear subscribers removed from STARZ’s subscriber counts during the dispute.

STARZ senior management will hold its analyst and investor conference call to discuss results for the quarter ended September 30, 2025, today, Thursday, November 13, 2025, at 5:00 p.m. ET / 2:00 p.m. PT. Interested parties may listen to the live webcast by visiting the events page on the STARZ Investor Relations website. A full replay will become available this evening at the same link.

1    See “Use of Non-GAAP Financial Measures” for a definition of Adjusted OIBDA.
2    Total Adjusted OIBDA Leverage Ratio of 3.4x is calculated based on total Adjusted OIBDA of $173.2 million for the trailing twelve-month period ended September 30, 2025. Refer to “Reconciliation of Operating Loss to Adjusted OIBDA” section for further detail.

About STARZ
STARZ is the leading premium entertainment destination for women and underrepresented audiences, and home to some of the most popular franchises and series on television. STARZ offers a robust programming mix for discerning adult audiences, including boundary-breaking originals and an expansive lineup of blockbuster movies, and is embodied by its brand positioning “We’re All Adults Here.” Complementary to any platform or service, STARZ is available across a wide range of digital OTT platforms and multichannel video distributors and is a bundling partner of choice. STARZ is powered by an industry-leading advanced technology, data analytics and digital infrastructure and the highly rated and first-of-its-kind STARZ app.

Investor Inquiries - Contact:
Nilay Shah
nilay.shah@starz.com

Press Inquiries - Contact:
Jennifer Minezaki-Washington
jennifer.minezaki@starz.com

The matters discussed in this press release include forward-looking statements, including those regarding expected future performance. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the benefits of the separation of the Lionsgate's Studios Business and Lionsgate's STARZ Business (the “Separation”); unexpected costs related to the Separation; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risk factors set forth in Starz’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

STARZ ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	March 31, 2025
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$37.0	$17.8
Accounts receivable, net	65.5	52.7
Due from LG Studios Business	—	81.6
Prepaid expenses and other	11.2	18.4
Total current assets	113.7	170.5
Programming content, net	1,028.7	1,096.3
Property and equipment, net	50.3	48.6
Intangible assets, net	729.8	816.0
Other assets	49.9	41.8
Total assets	$1,972.4	$2,173.2
LIABILITIES
Current portion of debt	$3.8	$—
Accounts payable	83.2	64.5
Programming related payables	312.7	101.8
Other accrued liabilities	40.6	64.5
Residuals	29.8	29.5
Programming related obligations	88.2	90.7
Deferred revenue	41.5	39.4
Due to LG Studios Business	—	232.1
Total current liabilities	599.8	622.5
Debt	608.7	699.9
Other liabilities	92.4	75.9
Deferred tax liabilities	8.3	8.5
Total liabilities	1,309.2	1,406.8

EQUITY
Common stock, no par value, unlimited authorized, 16.7 shares issued (March 31, 2025 – nil)	731.8	—
Accumulated other comprehensive income	19.2	19.2
Parent net investment	—	747.2
Accumulated deficit	(87.8)	—
Total equity	663.2	766.4
Total liabilities and equity	$1,972.4	$2,173.2

STARZ ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Amounts in millions)		(Amounts in millions)
Revenue
OTT revenue	$222.8	$232.2	$443.9	$466.6
Linear and other revenue	98.1	114.7	196.7	227.9
Total revenue	320.9	346.9	640.6	694.5
Operating expenses:
Programming amortization	156.8	182.1	319.3	330.0
Other operating	38.8	39.9	75.3	79.2
Advertising and marketing	78.4	75.5	141.8	158.2
General and administrative	28.8	26.3	57.9	52.9
Depreciation and amortization	47.9	41.2	96.6	82.8
Restructuring and other	5.0	(1.1)	11.4	(1.7)
Total expenses	355.7	363.9	702.3	701.4
Operating loss	(34.8)	(17.0)	(61.7)	(6.9)
Interest expense	(15.8)	(12.3)	(29.0)	(23.1)
Interest and other income	0.2	1.1	0.2	1.9
Other expense	(1.8)	(2.0)	(4.3)	(3.7)
Loss on extinguishment of debt	—	—	—	(4.9)
Loss from continuing operations	(52.2)	(30.2)	(94.8)	(36.7)
Income tax benefit	(0.4)	(0.4)	(0.3)	7.2
Net loss from continuing operations	(52.6)	(30.6)	(95.1)	(29.5)
Net income from discontinued operations, net of income taxes	—	—	—	3.1
Net loss	$(52.6)	$(30.6)	$(95.1)	$(26.4)

Per share information attributable to Starz Entertainment Corp. shareholders:

Basic and diluted net loss per common share - continuing operations	$(3.15)	$(1.83)	$(5.69)	$(1.76)
Basic and diluted net income per common share - discontinued operations	—	—	—	0.19
Basic and diluted net loss per common share	$(3.15)	$(1.83)	$(5.69)	$(1.57)

Weighted average number of common shares outstanding:
Basic	16.7	16.7	16.7	16.7
Diluted	16.7	16.7	16.7	16.7

STARZ ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	September 30,
	2025	2024
	(Amounts in millions)
Operating Activities:
Net loss	$(95.1)	$(26.4)
Less: net loss from discontinued operations, net of tax	—	3.1
Net loss from continuing operations, net of tax	(95.1)	(29.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	96.6	82.8
Programming amortization	319.3	331.1
Amortization of debt financing costs and other non-cash interest	2.0	1.4
Non-cash share-based compensation	11.3	9.6
Other amortization	4.0	3.6
Net content impairment (recoveries)	(0.3)	(4.7)
Loss on extinguishment of debt	—	4.9
Deferred income taxes	—	(1.1)
Changes in operating assets and liabilities:
Accounts receivable, net	16.9	(33.1)
Programming content payments	(253.0)	(497.1)
Programming related payables	(54.9)	(11.0)
Other assets	6.0	1.3
Accounts payable and accrued liabilities	(16.6)	(22.1)
Residuals	—	(1.1)
Deferred revenue	3.1	0.9
Due to LG Studios Business	—	146.3
Net cash provided by (used in) operating activities – continuing operations	39.3	(17.8)
Net cash provided by (used in) operating activities – discontinued operations	—	(6.6)
Net cash provided by (used in) operating activities	39.3	(24.4)
Investing activities:
New Lionsgate revolving credit facility – increases	151.8	(176.7)
New Lionsgate revolving credit facility – decreases	(70.2)	96.3
Capital expenditures	(12.1)	(9.6)
Deferred purchase price of receivables sold	1.2	—
Net cash provided by (used in) investing activities – continuing operations	70.7	(90.0)
Financing activities:
Distribution of Exchange Notes to New Lionsgate upon Separation	(389.9)	—
Debt – borrowings, net of debt issuance and redemption costs	394.8	176.8
Debt – repurchases and repayments	(103.0)	(216.5)
Programming related obligations – borrowings	299.6	121.5
Programming related obligations – repayments	(286.7)	(53.8)
Parent net investment	(5.6)	65.4
Net cash (used in) provided by financing activities – continuing operations	(90.8)	93.4
Net cash provided by financing activities – discontinued operations	—	2.8
Net cash (used in) provided by financing activities	(90.8)	96.2
Net change in cash and cash equivalents	19.2	(18.2)
Cash and cash equivalents – beginning of period	17.8	37.0
Cash and cash equivalents – end of period	$37.0	$18.8

STARZ ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING LOSS TO ADJUSTED OIBDA

	Six Months Ended	Three Months Ended				Trailing Twelve Months
	September 30,	December 31,	March 31,	June 30,	September 30,	September 30,
	2024	2024	2025	2025	2025	2025
			(Amounts in millions)
Operating loss	$(6.9)	$(21.2)	$(142.3)	$(26.9)	$(34.8)	$(225.2)
Depreciation and amortization	82.8	39.4	48.1	48.7	47.9	184.1
Restructuring and other(1)	(1.7)	2.4	183.4	6.4	5.0	197.2
Adjusted share-based compensation expense(2)	9.3	4.1	4.1	5.2	3.7	17.1
Adjusted OIBDA(3)	$83.5	$24.7	$93.3	$33.4	$21.8	$173.2

Starz Networks (U.S. and Canada)	$84.2	$25.6	$92.0	$33.4	$21.8	$172.8
International	(0.7)	(0.9)	1.3	—	—	0.4
Adjusted OIBDA	$83.5	$24.7	$93.3	$33.4	$21.8	$173.2
_______________
(1)Restructuring and other includes restructuring costs, certain transaction-related and other expenses, and unusual items, when applicable, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Amounts in millions)
Restructuring and other:
Transaction and other costs(a)	$4.8	$2.9	$9.3	$2.9
Content recoveries	—	(4.3)	(0.3)	(4.9)
Share-based compensation(b)	0.2	0.3	2.4	0.3
Total restructuring and other	$5.0	$(1.1)	$11.4	$(1.7)
_______________
(a)Transaction-related and other expenses in the quarter ended September 30, 2025 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities.
(b)This balance includes a modification of equity awards in connection with the Separation. In June 2025, the compensation committee of the Company approved a cash payment in lieu of share issuance for the restricted share units vesting during the quarter ended September 30, 2025.

STARZ ENTERTAINMENT CORP.
(2)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Amounts in millions)
Total share-based compensation expense	$3.9	$4.4	$11.3	$9.6
Less: Amount included in restructuring and other(a)	(0.2)	(0.3)	(2.4)	(0.3)
Adjusted share-based compensation expense	$3.7	$4.1	$8.9	$9.3
_______________
(a)Includes a modification of equity awards in connection with the Separation included in restructuring and other expenses. Refer to note (1)(b).
(3)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA which is reconciled to operating loss in the table above, the most directly comparable GAAP financial measure.

STARZ ENTERTAINMENT CORP.
SUBSCRIBER DATA
The number of period-end subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric may provide useful information to investors as a growing or decreasing subscriber base can be a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The following table sets forth, for the periods presented, subscriptions to our Starz Networks Services:

	As of
	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025
United States
OTT Subscribers	11.62	11.77	12.30	12.18	12.29
Linear Subscribers	6.21	5.91	5.70	5.41	5.17
Total United States Subscribers	17.83	17.68	18.00	17.59	17.46

Canada
OTT Subscribers	0.78	0.80	0.74	0.68	0.68
Linear Subscribers	1.54	1.45	0.86	0.81	1.06
Total Canada Subscribers	2.32	2.25	1.60	1.49	1.74

Starz Networks
OTT Subscribers	12.40	12.57	13.04	12.86	12.97
Linear Subscribers	7.75	7.36	6.56	6.22	6.23
Total Starz Networks Subscribers	20.15	19.93	19.60	19.08	19.20

STARZ ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES
This earnings release presents the following important financial measure utilized by Starz Entertainment Corp. (the "Company," “Starz,” "we," "us" or "our") that is not a financial measure defined by U.S. generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.
Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), restructuring and other costs, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Depreciation and amortization as presented on our combined statement of operations.
•Adjusted share-based expense compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring costs, certain transaction-related and other expenses, and unusual items, when applicable.
•Goodwill impairment and intangible asset impairment, when applicable.
Adjusted OIBDA Leverage Ratios: Adjusted OIBDA Leverage Ratio is defined as Net Corporate Debt (represents total Corporate Debt, excluding Unamortized Debt Issuance Costs, minus Cash and Cash Equivalents), divided by Adjusted OIBDA for the trailing twelve-months.
Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations before non-operating items and cash flows. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. In addition, the Adjusted OIBDA Leverage Ratio is an important metric as it provides insight into the Company’s capital structure and financial risk, helping assess the Company’s ability to meet its debt obligations and maintain financial flexibility.
These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.
A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with GAAP. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP.